Exhibit 10.B.18

CUSTOM SALES AGREEMENT

BASE AGREEMENT

International Business Machines Corporation	281 Winter Street Waltham, MA 02154

Agreement No.  000451

Customer:	Apple Computer, Inc.
1 Infinite Loop
Cupertino, CA 95014
USA

This Custom Sales Agreement between Apple Computer, Inc. (“Apple”) and International Business Machines Corporation (“IBM”), which consists of this Base Agreement and Statement of Work Attachments, shall be referred to as the “Agreement”.  The term of this Agreement commences on October 21, 2002 and expires on October 20, 2007.

By signing below, the parties each agree to be bound by the terms and conditions of this Agreement including the initial Statements of Work, Attachments No. 1 and No. 2, and no additional signature on those Statements of Work are required.  Subsequent Statement of Work Attachments under this Agreement must be signed by the parties to become effective.

Upon signature by both parties, it is agreed this Agreement constitutes the complete and exclusive agreement between them superseding all contemporaneous or prior agreements, written or oral, relating to the subject matter notwithstanding anything contained in any document issued by either party, except the Confidentiality Agreement (Mutual), Agreement No. X1329, as amended, signed by IBM and Apple with an effective date of April 1, 1999.  This Agreement may not be amended or modified except by a written amendment signed by duly authorized signatories of both parties.

The parties expressly acknowledge that they have received and are in possession of a copy of any referenced item not physically attached to the Agreement and any such item will be treated as if attached.

Accepted and Agreed To:

Apple Computer, Inc.		International Business Machines Corporation

By:	/s/ Jeff Williams	By:	/s/ Scottie Ginn
Name:	Jeff Williams	Name:	Scottie Ginn
Title:	V.P. Worldwide Procurement	Title:	V.P. Standard Products
Date:	December 6, 2002	Date:	December 12, 2002

1.0           DEFINITIONS

Capitalized terms in this Agreement have the following meanings.  An Attachment may define additional terms and conditions; however, those terms and conditions will apply only to that Attachment.  References in this Agreement to a gender include references to all genders, and references to the singular include references to the plural, and vice versa.  Unless the context otherwise requires, the term “party” means a party to this Agreement.  The words “include”, “includes” and “including”, when used in this Agreement shall be deemed to be followed by the phrase “without limitation.”  Unless the context otherwise requires, references in this Agreement to sections, exhibits, schedules, appendices and attachments shall be deemed references to sections of, and exhibits, schedules, appendices and attachments to this Agreement.  Unless the context otherwise requires, the word “or” shall be disjunctive and the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement shall refer to this Agreement in its entirety and not to any particular article, section or provision of such Agreement.  Unless the context otherwise requires, references to “IBM, and its Plant” shall be read to include “as the case may be.”

1.1           “ASIC Products” means a custom Product that is an application specific integrated circuit.

1.2           “Authorized Purchaser” means the entity that placed (or, in the case of Apple, had a Designee place) the Purchase Order for particular Products or Services, provided such entity is (i) Apple, (ii) any of Apple’s wholly-owned Subsidiaries, including Apple Computer International and Apple Computer Limited, or (iii) another Apple-Related Company authorized to place Purchase Orders under this Agreement as set forth in Section 2.4, below, and not a Designee or any other third party.

1.3           “Base Agreement” means this document, exclusive of Statement of Work Attachments.

1.4           “Business Days” means a regularly scheduled day of work in the United States for both Apple and IBM.

1.5           “Designee” means an original equipment manufacturer, contract manufacturer or other third party engaged by Apple or an Apple-Related Company to manufacture Apple-branded products or subassemblies for Apple-branded products and authorized by Apple, pursuant to Section 2.5, below, to purchase Products and perform other tasks on Apple’s behalf.

1.6           “Exhibit 4 Products” means those specific Products set forth on the attached Exhibit 4, including those in its footnotes.

1.7           “Failed Units” means specific units of a particular Exhibit 4 Product, or any other ASIC Product that the parties may agree to treat in a similar manner, sold hereunder that exhibited a Failure or can be predicted with a reasonable certainty to exhibit a Failure prior to the expiration of the [**] commencing on the date such units were manufactured.

1.8           “Failure” means that the unit of Exhibit 4 Product or the unit of any other ASIC Product that the parties may agree to treat in a similar manner does not operate in conformance with the agreed upon (in writing) specifications (in ASIC Products, such specifications will be set forth in the RTM as that term is defined in the ASIC Development Agreement, Agreement No. 000798) and [**] and which reasonably could not have been detected by Apple through system, subsystem, and part testing activities which are no less thorough than (i) for both the ASIC and PowerPC Exhibit 4 Products, those testing activities generally conducted by Apple but not less thorough than those testing activities generally conducted by other personal computer manufacturers (but not microprocessor  manufacturers) in the industry, or (ii) for PowerPC Exhibit 4 Products, after a test specification is agreed upon by IBM and Apple pursuant to Section 14.1 of this Agreement, those testing activities to be conducted by Apple as described in such test specification.

1.9           “Failure Threshold.”  For each Exhibit 4 Product, or any other ASIC Product that the parties may agree to treat in a similar manner, sold under this Agreement, the Failure Threshold shall be [**] of the total number of units of the particular Product manufactured [**] and shipped by IBM.

1.10         “Forecast” means a non-binding monthly forecast in substantially the same format shown in Exhibit 3 specifying the number of Products Apple anticipates that its Authorized Purchasers and Designees will purchase from IBM each month during the specified period.

1.11         “Item” means any part, specification, design, document, report, data or the like which Apple delivers to IBM under this Agreement.

1.12         “Plant” means the IBM-Related Company described in Section 2.6.

1.13         “PowerPC Product” means a stand-alone microprocessor Product based on the PowerPC Architecture.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

1.14         “Product” means production units to be sold or purchased under this Agreement, including the Exhibit 4 Products.  Products may be “standard” (available for purchase by one or more customers other than Apple) or “custom” (resulting from IBM performing Services for Apple under this Agreement and not available for IBM’s own use (other than ordinary manufacturing activities) or for purchase by any other customer).  Standard Products may include, but not necessarily be limited to, PowerPC Products and SRAM Products.  Custom Products may include, but not necessarily be limited to, PowerPC Products and ASIC Products.  Product shall be designated as “standard” or “custom” in the Attachment applicable to such Product.  Products shall not include Prototypes.

1.15         “Prototype” means a preliminary version of an ASIC Product which may or may not be functional, is intended for internal use and testing and not for resale, and is not suitable for production in commercial quantities.  The terms and conditions relating to Prototypes are set forth in the ASIC Development Agreement, Agreement No. 000798, signed by the parties on September 26, 2001.

1.16         “Purchase Order” means a written order containing the terms set forth in Section 3.2, below, issued by an Authorized Purchaser or Designee pursuant to this Agreement.

1.17         “Purchase Order Lead Time” means the required minimum amount of time between IBM’s receipt of the Purchase Order and the Scheduled Shipment Date.  Purchase Order Lead Times will be established for each Product sold hereunder and shall be set forth in the Attachment hereto which is applicable to such Product.

1.18         “Related Company” of a party hereunder shall mean a corporation, company or other entity which controls or is controlled by such party or by another Related Company of such party, where control means ownership or control, direct or indirect, of more than fifty (50) percent of:  (i) the outstanding voting shares or securities (representing the right to vote for the election of directors or managing authority), or (ii) the ownership interests representing the right to make decisions for such a corporation, company or other entity (as the case may be in a partnership, joint venture or unincorporated association having no outstanding shares or securities).  However, any such corporation, company or other entity shall be deemed to be a Related Company of such party only so long as such ownership or control exists.

1.19         “Related Company Agreement” means the agreement to be executed by the parties and by the Authorized Purchaser in the form attached hereto as Exhibit 1.

1.20         “Sales Acknowledgment” means a written sales acknowledgment or other acceptance document issued by IBM or its Plant in response to a Purchase Order.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

1.21         “Scheduled Shipment Date” means:  [**] and (iii) in either case, if later rescheduled by the Authorized Purchaser or Designee pursuant to Section 5.3, below, the rescheduled date.

1.22         “Service” means any design or engineering work that IBM performs pursuant to this Agreement.

2.0           AGREEMENT STRUCTURE

2.1           This Agreement consists of:  (i) the Base Agreement which defines the basic terms and conditions of the relationship between the parties; and (ii) Attachments which specify the details of specific work tasks (Services) or Products.  An Attachment may include additional or differing terms and conditions from the Base Agreement, however such terms and conditions will apply only to that Attachment.  Attachments may also include any specifications agreed to by the parties applicable to the specific work tasks (Services) or Product under that Attachment.

2.2           If there is a conflict or ambiguity among the terms and conditions of the various documents, Attachment terms and conditions govern only as to the Attachment.

2.3           Except for Product part numbers, Product descriptions (e.g. 1 GHz microprocessor), prices, quantities, bill-to locations, ship-to locations, shipping instructions (limited to preferred carrier, carrier account number, and expedited shipping method, if any), and Scheduled Shipment Dates, any other terms and conditions on Purchase Orders and Sales Acknowledgements are void and replaced by this Agreement.

2.4           Apple and its wholly-owned subsidiaries, including Apple Computer International and Apple Computer Limited, may issue Purchase Orders for Products and Services under this Agreement.  Either party may include its other Related Companies under this Agreement by prior written agreement with the other party.  Apple will cause any wholly-owned subsidiary or Related Company purchasing Product under this Agreement to execute a Related Company Agreement with Apple and IBM binding them to the terms and conditions of this Agreement.

2.5           Apple may, in a writing provided to IBM, name one or more agents who are authorized by Apple to issue Purchase Orders for Products with Apple part numbers, receive, reschedule or cancel deliveries of such Products ordered pursuant to such Purchase Orders, process warranty claims related to such Products and pay for such Products and any associated freight costs (“Designees”).  Designees are not authorized to act for Apple in any other capacity or to bind Apple in any other respect whatsoever.  Apple may disclose to its Designees those terms and conditions of this Agreement specifically set forth in Exhibit 2, hereto, and each party agrees that it will not disclose any other terms or conditions of this Agreement to any Designee without the other’s prior written consent.  Apple represents and warrants that before giving notice to IBM

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

appointing a Designee, Apple will have executed an appropriate agreement with such Designee establishing the limited agency described in this Section, establishing that the Designee is not a third party beneficiary of this Agreement, protecting the confidentiality of any terms or conditions of this Agreement that Apple may disclose to the Designee pursuant to this Section, as well as any Confidential Information (as that term is defined in the Confidentiality Agreement (Mutual), Agreement No. X1329, as amended, signed by IBM and Apple with an effective date of April 1, 1999) that may be disclosed to the Designee, and securing such Designee’s agreement to be bound to those terms and conditions set forth in Exhibit 2.  No Designee may receive Confidential Information prior to executing an agreement with the party disclosing the Confidential Information to the Designee, such agreement including restrictions on nondisclosure and nonuse at least as stringent as those restrictions in Agreement No. X1329.  Each Designee shall be subject to all of the obligations and responsibilities of “Apple” under this Agreement with respect to the terms and conditions in Exhibit 2.  Apple, not its Designee, will remain responsible for fulfilling all of its other obligations under the Agreement not delegated to such Designee pursuant to this Section.  Should any Designee fail to pay an invoice from IBM or a Plant within fifteen (15) days after IBM provided written notice to the Designee and to Apple that such invoice was overdue, IBM will provide Apple written notice of such Designee’s continued failure to so pay, and Apple agrees to pay, or cause the Designee to pay, in full, all of such sums due and unpaid, together with interest from the date payment was due from the Designee, within thirty (30) days after receipt of said later notice.  IBM will not be obligated to exhaust remedies against any Designee for breach of any of its obligations before seeking enforcement directly against Apple except as expressly set forth in this Section.  Apple shall hold harmless IBM from and against any and all claims or actions of any kind made by any Designee against IBM, which claims or actions in any way arise out of or are related to any such Designee’s role hereunder or Apple’s termination of such role.  Apple may withdraw a Designee by providing IBM ten (10) days prior written notice; and thereafter (i) the Designee will no longer be authorized to purchase Product on Apple’s behalf or perform any other of the tasks described in this Section, and (ii) Apple will either cancel any open Purchase Orders placed on its behalf by such withdrawn Designee and pay any applicable cancellation charges therefor or take delivery of and pay for any Products covered by such Purchase Orders.

2.6           Notwithstanding any other provision hereof, for US sales (sales for which IBM ships to the Authorized Purchaser or Designee and title transfers within the United States), the contract of sale for Products purchased under this Agreement will be between IBM and the Authorized Purchaser or, in the case of Designees, Apple.  For non-U.S. sales (sales for which IBM ships to the Authorized Purchaser or Designee with shipment and title transfer outside of the United States), the contract of sale for Products purchased under this Agreement will be between the IBM Related Company that will supply the Products (“the Plant”) and the Authorized Purchaser or, in the case of Designees, Apple, as the case may be.  It is agreed that all such Purchase Orders will incorporate the terms and conditions of this Agreement whether expressly referenced or not and will only be accepted subject to the terms and conditions of this Agreement.  Purchase Orders will be accepted by the Plant when it issues the Sales Acknowledgment accepting the Purchase Order, thereby creating the contract of sale for the Products.  Apple reserves the right to

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

enforce the provisions of this Agreement on behalf of its Authorized Purchasers and IBM reserves the right to enforce the provisions of this Agreement on behalf of its Plant(s) and any other IBM-Related Companies added to this Agreement.  IBM represents and warrants that it has and will have, throughout the term of this Agreement, an agreement with the Plant, wherein the Plant agrees to be bound to the terms and conditions set forth in IBM’s sales agreements for IBM Microelectronics Division products.

2.7           Any purchase order submitted by an Authorized Purchaser or Designee during the term of this Agreement (whether or not it references this Agreement) for products or services from IBM’s Microelectronics Division shall be subject to and governed by the terms and conditions of this Agreement, unless:  (i) there is another signed, written agreement in place between IBM and Apple with respect to the subject matter of such purchase order; or (ii) the product or service was ordered by a Designee for use in or in connection with its own or another customer’s product and not in an Apple-branded product.  The foregoing shall be in effect regardless of whether Apple and IBM have executed any Attachment specific to the Products, or Services ordered.  If no such Attachment has been executed, then the terms and conditions of the Attachment most recently executed by Apple and IBM shall control, except with respect to those matters which are uniquely applicable to the specific Product or Service in question (such as specific NRE charges, Product pricing, specific Items and IBM deliverables, Product names and descriptions, Purchase Order Lead Times, and Forecasts).

3.0           PRODUCT DEMAND FORECASTS AND ORDERS

3.1           At or before execution of the Agreement and each month during the term of the Agreement, on or before the last Business Day of the month, Apple will provide IBM an [**] rolling Forecast of Apple’s and its Authorized Purchasers’ requirements for Exhibit 4 Products and any other ASIC Products that the parties may agree to treat in a similar manner, the first month of the Forecast being the month following that month in which the Forecast is placed.  [**]  If Apple discovers an error or omission in an accepted Forecast, Apple may submit a corrected Forecast; such corrected Forecast will be deemed accepted provided it meets the volume requirements described above and was submitted by the tenth (10th) day of the first month in the Forecast.  If IBM becomes concerned that Apple’s Forecasts are inaccurate, IBM may escalate that concern to the Apple executive designated for such purpose pursuant to Section 21.2.  Forecasts shall constitute good faith estimates of Apple’s anticipated requirements for Products but shall not obligate Apple or any Authorized Purchaser or Designee to purchase the forecasted units.

3.2           IBM will accept Purchase Orders for Products or Services placed by an Authorized Purchaser or Designee in accordance with the terms and conditions of this Agreement.  Purchase Orders will specify (i) the Purchase Order number, (ii) the Authorized Purchaser’s or Designee’s tax status (exempt or non-exempt), (iii) the ship-to location, (iv) the bill-to location, (v) the order-from location, (vi) shipping instructions (including preferred carrier and carrier account

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

number), (vii) requested shipment dates, (viii) the name of the Authorized Purchaser’s or Designee’s contact, (ix) Product part numbers and the quantity ordered (in increments of the Minimum Order Quantity (“MOQ”),  (x) the applicable unit price, and (xi) the agreement number of this Agreement.  Additionally, Purchase Orders placed by a Designee shall clearly state that such Designee is purchasing “as the agent of Apple Computer, Inc.”  Purchase Order Lead Times and any applicable MOQ’s will be as set forth in the relevant Attachment.

3.3           IBM and its Plants will respond promptly regarding all Purchase Orders placed under this Agreement, providing a Sales Acknowledgment accepting or rejecting the Purchase Order within [**] Business Days after receipt of any Purchase Order placed with the requisite Purchase Order Lead Time and within [**] Business Days after receipt of any Purchase Order placed with less than the requisite Purchase Order Lead Time.  Purchase Orders for Exhibit 4 Products and any other ASIC Product that the parties may agree to treat in a similar manner may be rejected by IBM or its Plant only if:

(i)            the entity placing the Purchase Order is not an Authorized Purchaser or Designee;

(ii)           the Purchase Order does not comply with the terms and conditions of this Agreement;

(iii)          the Purchase Order exceeds Apple’s current credit-limit established pursuant to Section 6.3, below;

(iv)          [**];

(v)           IBM has provided notice to Apple pursuant to Section 3.5 that it no longer intends to manufacture such Product or Service and the Purchase Order requests delivery after the end of the period identified in Section 3.5;

(vi)         the Purchase Order is placed with less than the requisite Purchase Order Lead Time; or

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

(vii)         the Purchase Order requests shipment of a PowerPC Product with a specified frequency that exceeds the then available product frequencies as set forth in Exhibit 4.

If IBM rejects a Purchase Order for any of the above-stated reasons, IBM will provide Apple with prompt written notice of such rejection, and Apple may escalate the discussions to the IBM executive designated for such purpose pursuant to Section 21.2.

3.4           IBM will specify the Scheduled Shipment Date for the Products ordered in the applicable Sales Acknowledgment.  [**]

3.5           Nothing herein shall prevent IBM from discontinuing the manufacture of a particular Product.  In the event that IBM decides to do so, however, IBM will provide Apple with at least [**] written notice before it discontinues any Product.  IBM will be obligated to accept and fulfill all orders for such Products placed by an Authorized Purchaser or Designee within the [**] notice period, except to the extent IBM does not have manufacturing capacity available to manufacture quantities ordered [**].  Apple must take final delivery of all Products ordered pursuant to this Section during the [**] notice period [**] unless IBM in its sole discretion extends the last date of delivery in order to allow for the manufacture of quantities [**]. To the extent IBM accepts Purchase Orders issued pursuant to this Section for quantities in excess of [**], IBM shall not be obligated under Section 3.3 to respond to such Purchase Order within [**] Business Days, [**]  This Section 3.5 shall not apply to any products sold or manufactured by IBM as of the date of the Agreement other than those Products set forth in an Attachment.

4.0           DELIVERY

4.1           The Authorized Purchaser or Designee is responsible for all freight and duty charges from IBM’s shipping location.  Title and risk of loss will pass to the Authorized Purchaser or Designee upon tender to the carrier for shipment to such Authorized Purchaser or Designee.

4.2           In the event that IBM and Apple enter into an agreement to provide just-in-time delivery of Product utilizing hub locations, such agreement will be set forth in a separate written agreement as an attachment to this Agreement and signed by each party.

4.3           If IBM or its Plant foresees any supply constraint with respect to an accepted Purchase Order, IBM will provide prompt notice to Apple and, if the Purchase Order was placed by someone other than Apple, to the Authorized Purchaser or Designee who placed the Purchase Order.  Apple and IBM will then discuss likely shipment recovery plans, and if they are unable to do so to Apple’s satisfaction, the parties will immediately escalate the issue to the IBM and Apple executives designated for such purpose pursuant to Section 21.2 and the parties will use reasonable efforts to promptly resolve the discrepancy.  If IBM’s supply of the Product and / or

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Services ordered by Authorized Purchasers or Designees and accepted by IBM hereunder becomes constrained [**] IBM may reduce the quantities of Products and / or Services to be supplied to Authorized Purchasers or Designees [**].

4.4           If IBM or its Plant foresees any delivery delay with respect to an accepted Purchase Order, IBM will provide prompt notice to Apple and, if the Purchase Order was placed by someone other than Apple, to the Authorized Purchaser or Designee who placed the Purchase Order.  Apple and IBM will then discuss likely shipment recovery plans, and if they are unable to do so to Apple’s satisfaction, the parties will immediately escalate the issue to the IBM and Apple executives designated for such purpose pursuant to Section 21.2 and the parties will use reasonable efforts to promptly resolve the delay. [**]

5.0           CANCELLATION AND RESCHEDULING

5.1           Cancellation.  Authorized Purchasers and Designees may cancel accepted Purchase Orders for Products for their convenience at any time, provided they pay IBM or its Plant applicable cancellation charges as set forth in this Section 5.1.

5.1.1        Exhibit 4 Products.  Authorized Purchasers and Designees may cancel Purchase Orders for Exhibit 4 Products (and any other ASIC Product that the parties may agree to treat in a similar manner) without charge, provided they give IBM written notice [**] days prior to the original Scheduled Shipment Date.  If the Authorized Purchaser or Designee provides IBM written notice canceling a Purchase Order for such Products [**] days prior to the original Scheduled Shipment Date, the Authorized Purchaser or Designee will pay IBM [**] of the purchase price of the Products ordered.  Promptly after receiving notice canceling a Purchase Order for Exhibit 4 Products, IBM will provide Apple and the Authorized Purchaser or Designee who placed the Purchase Order written notice of any applicable cancellation charges.  The Authorized Purchaser or Designee will promptly after receiving IBM’s notice, issue a Purchase Order to IBM for such charges, and IBM will invoice the same upon receipt.  Neither Apple nor the Authorized Purchaser will be liable for any other fees or costs not expressly set forth in this Section when canceling a Purchaser Order for Exhibit 4 Products.

                5.1.2        Other Products.  If the Authorized Purchaser or Designee provides IBM written notice canceling a Purchase Order for any other Product, the party canceling the Purchase

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Order shall pay the cancellation charges set forth in the applicable Product Attachment.  IBM will provide Apple and the Authorized Purchaser or Designee who placed the Purchase Order prompt written notice of any applicable cancellation charges.  The Authorized Purchaser or Designee canceling the Purchaser Order will, upon receipt of IBM’s written notice, promptly issue a Purchase Order to IBM for such charges and IBM will invoice the same upon receipt.  Neither Apple nor the Authorized Purchaser will be liable for any other fees or costs except those expressly set forth in this Section when canceling a Purchase Order for other Products.

5.2           If an Authorized Purchaser or Designee cancels a Purchase Order for Services for its convenience, IBM will cease further work in connection with the Purchase Order and the Authorized Purchaser or Designee will pay IBM for reasonable costs actually incurred by IBM pursuant to such Purchase Order before the Authorized Purchaser or Designee’s notice of cancellation.  IBM must make its claim for cancellation charges and provide supporting documentation within forty-five (45) days of the date of cancellation.  Any claim not made within such forty-five (45) day period will be deemed waived.  In the event IBM is more than twenty-one (21) days late in completing a Purchase Order for Services, the Authorized Purchaser or Designee may cancel such Purchase Order and the Authorized Purchaser or Designee’s sole obligation will be to pay IBM for any deliverables ordered pursuant to that Purchase Order that were actually completed or delivered by IBM before the Authorized Purchaser or Designee’s notice of cancellation, provided that any periods of such delay that were caused by the Authorized Purchaser or Designee shall be excluded for purposes of calculating the length of the delay hereunder.

5.3           Rescheduling.  The Authorized Purchaser or Designee may reschedule accepted Purchase Orders for Products in accordance with this Section 5.3.

5.3.1                        Exhibit 4 Products.  The Authorized Purchaser or Designee may reschedule a Scheduled Shipment Date for an Exhibit 4 Product or any other ASIC Product that the parties may agree to treat in a similar manner to a later date provided:  (i) it sends IBM or its Plant written notice of the request to reschedule; (ii) the Product being rescheduled has not yet been shipped; and (iii) the requested rescheduled shipment date is within [**] after the original Scheduled Shipment Date.  If the foregoing requirements are met, [**] will be imposed by IBM or its Plant for rescheduling.

5.3.2                        Other Products.  The Authorized Purchaser or Designee may reschedule an order for any other Product to a later date only upon prior written notice to IBM and as set forth in the applicable Product Attachment.  In the event of a reschedule which exceeds the rescheduling rights set forth in the applicable Attachment, IBM may invoice the Authorized Purchaser or Designee the quoted price for any Products

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

that were delivered or ready for shipment pursuant to that Purchase Order on the date the Authorized Purchaser’s or Designee’s notice was received by IBM or its Plant, and the cancellation charges set forth in the applicable Attachment for any Products on that Purchase Order that were not already delivered or ready for shipment when IBM or its Plant received such notice.

5.4           Product Remix without Charge.  Apple and its Authorized Purchasers and Designees may request that IBM or its Plant ship a different mix of Products than those originally ordered.  IBM or its Plant will agree to do so without charge provided:  (i) Apple, the Authorized Purchaser or the Designee gives written notice to IBM or its Plant, as the case may be, at least [**] before the Scheduled Shipment Date;  (ii) all substituted Products are within the same Product-family as those originally ordered.  Products that utilize the same design revision, materials and manufacturing process from wafer start to module final test are within the same Product-family; (iii) the total number of units ordered remains the same; (iv) the change will not have any significant negative manufacturing or financial impact to IBM or its Plant in IBM or its Plant’s sole and reasonable judgment; and (v) subject to availability of Products that permit the requested remixing.  Changes that do not meet the requirements of this Section may be accepted for similar treatment in IBM’s or its Plant’s sole discretion.  If IBM or its Plant agrees to change an order as described in this Section, as a condition of obtaining such agreement, the Authorized Purchaser or Designee will promptly cancel the original Purchase Order without incurring any cancellation or other charge and place a new one for the modified Product mix.

6.0           PRICES AND PAYMENT

6.1           Exhibit 4 Products.   Prices for the Exhibit 4 Products will be as set forth in the attached Exhibit 5.

6.2           Other Products and Services.   Prices for Products and Services not set forth in Exhibit 4 shall be as set forth in either (i) the Sales Acknowledgment and accepted Purchase Order, provided the price in both is the same, or (ii) the applicable Attachment (as the same may be amended from time to time), or (iii) the most recent uncontested notice, as set forth below.  If there is a conflict between the prices set forth in (i), (ii) and (iii), the prices in the most recent document(s) will govern.  IBM and Apple will review prices for Products on a quarterly basis at least thirty (30) days prior to the start of each calendar quarter.  If the parties agree to revise prices during a quarterly review, IBM will document that agreement in a written communication to Apple, and, unless Apple contests the documentation in writing within three (3) Business Days after receiving IBM’s written communication, the revised prices in such written communication will be deemed effective as of the first Business Day of the applicable calendar quarter and will apply to any Products originally scheduled for shipment during that quarter.  For purposes of this section, e-mail transmissions shall be considered valid written notification.   If the parties are unable to agree on revised prices, the most recent prices, as set forth in the applicable

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Attachment, Sales Acknowledgment and accepted Purchase Order, as appropriate, or uncontested written notice from IBM, will be used until such time as the parties agree differently.

6.3           Invoices and Payments.  IBM or its Plant shall invoice the Authorized Purchaser or Designee after the Products have been shipped, or the Services provided.  Payment will be due within thirty (30) days after the date of invoice.  Late payment of invoices may be assessed a charge equal to the lesser of one and one-half percent (1.5%) per month or the statutorily maximum rate of interest in accordance with the laws of the State of New York.  In addition, if an Authorized Purchaser or Designee’s account balance exceeds Apple’s credit limit with IBM, or becomes delinquent, IBM may stop shipments to the Authorized Purchaser or Designee or ship to such party on a prepaid basis until the account is compliant.

6.4           Credit Limits.  At any time, Apple may request that IBM disclose the credit limit that IBM’s Microelectronics’ Division is then willing to extend to Apple and the aggregate amounts then outstanding against such credit limit.  IBM will respond promptly.  IBM will notify Apple within one (1) Business Day after any decrease of IBM’s credit limit for Apple.  IBM will decrease Apple’s credit limit only if IBM, in its sole and reasonable discretion, believes that there has been an increase in the risk of extending credit to Apple.

6.5           [**] Costs. IBM will be solely responsible for all [**] incurred in connection with [**] of the microprocessor Products set forth on Exhibit 4, and under no circumstances will Apple be liable to IBM for any such costs (except to the extent such costs were included in the agreed purchase price of a Product and Apple is liable for that purchase price pursuant to this Agreement without reference to this Section 6.5).

7.0           TERMINATION

7.1           If either party materially breaches a term or condition of this Base Agreement or an Attachment, the other party may, at its option, terminate this Agreement or any or all Attachments provided the party in breach is given written notice and fails to cure such breach within thirty days (30) days after the notice of termination, or immediately in the event of (i) insolvency, dissolution or liquidation by or against the other party,  (ii) any assignment of the other party’s assets for the benefit of creditors; (iii) any act or omission of an act by the other party demonstrating its inability to pay debts generally as they become due, or (iv) any transfer of substantially all of the other party’s business or assets to a third party, unless such transfer is effectuated in accordance with Section 21.4, below.

7.2           If IBM terminates pursuant to Section 7.1, at IBM’s sole discretion, all previously accepted Purchase Orders may be canceled and Apple shall pay (i) for any Products delivered or ready for shipment when the Agreement terminated, the full price determined in accordance with Section 6.1 or 6.2, as applicable; (ii) for any Products not delivered or ready for shipment when the Agreement terminated, the actual amount IBM paid for any long lead time materials authorized by Apple and procured in accordance with the terms and conditions of an applicable

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Attachment or this Agreement and any applicable cancellation charges set forth in this Agreement or the Attachment for such Products (IBM agrees to attempt to mitigate any amounts payable by Apple for any long lead time materials through such means as use in other manufacturing activities or sale, if practicable); (iii) for any Services completed when the Agreement terminated, the full price determined in accordance with the applicable Attachment; and (iv) for any Services not delivered or completed when the Agreement terminated, the applicable cancellation charges determined in accordance with the applicable Attachment, or, if none, in accordance with Section 5.2 of this Agreement.  Under no circumstances will the total amount due for a Product or Services under (i), (ii), (iii), or (iv), above, exceed the full price for such Product or Service determined in accordance with Section 6.1 or 6.2, as applicable, and any applicable Attachment.

7.3           If Apple terminates pursuant to Section 7.1, at Apple’s discretion all previously accepted Purchase Orders may be canceled and no cancellation charges (including long-lead-time materials) will apply.

7.4           Apple may terminate this Agreement or any or all Attachments for convenience by providing written notice to IBM at least twelve (12) months before the termination date.  If Apple terminates this Agreement, or any or all Attachments, for its convenience, all previously accepted Purchase Orders will be filled, but IBM shall not be obligated to accept further Purchase Orders pursuant to the terminated Agreement or Attachment, as the case may be, after receiving notice of termination.

7.5           All amounts due for Products or Services under this Agreement shall be paid in accordance with the terms and conditions of this Agreement notwithstanding any termination of this Agreement for any reason, provided, however, that in the event this Agreement is terminated pursuant to Section 7.1 all amounts due and payable to the non-terminating party as of the date of such termination shall become immediately due and payable.

7.6           This Base Agreement will continue after its termination or expiration with respect to any Attachments already in place until they expire, or are terminated or performed.  Applicable Items shall be returned or disposed of as directed by Apple in writing at Apple’s expense after a termination or expiration of this Agreement or relevant Attachment.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

8.0           CONFIDENTIAL INFORMATION

8.1           In the event IBM or Apple wishes to disclose specific confidential information to the other in connection with IBM furnishing Products and/or Services hereunder, such information shall be disclosed only pursuant to the terms and conditions of the Apple Computer, Inc. Confidentiality Agreement (Mutual), Agreement No. X1329, as amended, signed by IBM and Apple with an effective date of April 1, 1999, the current version of which, and all currently effective Amendments to the same, are attached hereto as Exhibit 6, or pursuant to the terms and conditions of another comparable confidential disclosure agreement. The parties agree to treat the terms and conditions of this Agreement as confidential information.

9.0           LICENSE

9.1           No license, immunity or other right is granted herein to any Authorized Purchaser or Designee whether directly or by implication, estoppel or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret, utility, model, or know-how, or other intellectual property right of IBM.  Nothing herein shall abrogate any rights that may arise by operation of the patent exhaustion doctrine.

10.0         TRADEMARK

10.1         Nothing in this Agreement grants either party any rights to use the other party’s trademarks or trade names, directly or indirectly, in connection with any product, service, promotion, or to make any publication or publicity without prior written approval of the other party or trademark or trade name owner.

11.0         INTELLECTUAL PROPERTY AND INDEMNIFICATION

11.1         Neither party is required by this Agreement to knowingly infringe any valid patent or other intellectual property of a third party. If either party has reason to believe that any Item, Product or portion thereof infringes such an intellectual property right, it will promptly escalate its concern to the executive of the other party designated for such escalations pursuant to Section 21.2, and the parties will work together to make necessary changes or provide substitute Items or Products so as to avoid infringement.  IBM may stop shipments of all such Products without liability for failure to deliver a Product under this Agreement for up to [**] while IBM and Apple analyze the potential infringement and discuss whether shipments should resume.  If a Product becomes or is likely to become the subject of a claim covered by Section 11.2, below, IBM will, at its own expense: (i) obtain the rights and licenses necessary to permit Authorized Purchasers and Designees to continue to use and sell the Products consistent with this Agreement;

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

(ii) modify the Products so they are non-infringing and in compliance with this Agreement; (iii) replace the Products with non-infringing ones that comply with the Agreement; or (iv) at Apple’s request, accept the return of infringing Products and refund any amount paid.  [**]  If an Item provided to IBM hereunder becomes or is likely to become the subject of a claim covered by Section 11.3, below, IBM will provide Apple written notice advising Apple of such claim, and, [**] IBM may stop further shipment of Products incorporating that Item or portion thereof without liability for failure to deliver a Product under this Agreement unless Apple has demonstrated to IBM’s reasonable satisfaction that the Item does not infringe or has modified the Item so it is non-infringing, replaced the Item with a non-infringing Item, or obtained the rights and licenses necessary to permit IBM to continue to make, use and sell Products incorporating the Item consistent with this Agreement. If a court of law of competent jurisdiction determines that any Item, Product, or portion thereof infringes an intellectual property right of any third party: (i) either party may, in its sole discretion, terminate its obligations hereunder with respect to such Item and/or Product effective immediately upon written notice; and (ii) any payments [**] will be indemnified or reimbursed by Apple pursuant to Section 11.3, below.

11.2         At Apple’s request, IBM will defend any claim that a Product sold to an Authorized Purchaser or Designee or a Service provided by IBM or any of its Related Companies hereunder infringes a patent, copyright, or mask work right of a third party in any country in which IBM sells or provides similar products or services and IBM will indemnify and hold Apple and its Authorized Purchasers harmless from any damages assessed against them as a result of a final judgment of a court of competent jurisdiction, any settlement agreed upon by IBM in writing, and any costs or fees reasonably incurred by them (including but not limited to fees of attorneys and other professionals) that are attributable to such claim; PROVIDED THAT Apple: (i) promptly notifies IBM, in  writing, of  the charge of infringement; (ii) allows IBM to control and cooperates with IBM at IBM’s expense in the defense and any related settlement action; and (iii) upon the written request of IBM (a) allows IBM to modify or replace the Product in the Authorized Purchaser’s inventory at IBM’s expense, provided that modified or replaced product meets the applicable specifications for the Product being so modified or replaced (and returns any such Products being so modified or replaced to IBM), or (b) if option (a) is not reasonably available, returns the Product for a credit equal to the purchase price of such Product.  Such indemnification does not apply to the extent that the claim of infringement arises from (i) modifications to any Product or Service by Apple unless directed in writing by IBM, (ii) the combination, operation or use of a Product or Service with a product, data or apparatus not sold by IBM to Apple, unless the Product has no substantial non-infringing use or unless directed in writing by IBM, (iii) modifications made by IBM to Product sold to Authorized Purchasers and / or Designees and in compliance with Apple’s written specification(s), except for modifications made by IBM to standard Products; (iv) any Item that is incorporated into a particular Product or Service with Apple’s agreement as evidenced by Apple’s execution of the related RTM (as that term is defined in the ASIC Development Agreement, Agreement No. 000798), or (v) infringement by a non-IBM product alone, as opposed to its combination with Products IBM provides to Apple as a system (collectively referred to as “Apple-Indemnified Action”).

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

11.3         At IBM’s request, Apple will defend any claim that an Item provided by Apple to IBM hereunder infringes a patent, copyright, or mask work right of a third party in any country in which Apple sells or provides similar Items, products or services based on such Items, or products which include the Products or output from the Services, and Apple will indemnify and hold IBM harmless from any damages assessed against IBM as a result of a final judgment of a court of competent jurisdiction, any settlement agreed upon by Apple in writing, and any costs or fees reasonably incurred by IBM (including but not limited to fees of attorneys and other professionals) that are attributable to such claim; PROVIDED THAT IBM: (i) promptly notifies Apple, in writing, of the charge of infringement; (ii) allows Apple to control and cooperates with Apple at Apple’s expense in the defense and any related settlement action; and (iii) upon the written request of Apple, (a) allows Apple to modify or replace the Items in IBM’s possession at Apple’s expense provided that the modified or replaced Items meet the applicable specifications for the Items being so modified or replaced (and returns any such Items being so modified or replaced to Apple), or (b) if option (a) is not reasonably available, returns the Item to Apple provided that Apple pays any costs incurred by IBM in connection with reworking the Products or Services as a result of the replacement.  Such indemnification does not apply to the extent that the claim of infringement arises from (i) modifications to any Item by IBM unless directed in writing by Apple, (ii) the combination, operation or use of an Item with a product, data or apparatus not provided by Apple to IBM, unless the Item has no substantial non-infringing use or unless directed in writing by Apple, (iii) modifications to any Item, Product or Service made by Apple in compliance with IBM’s written specification(s), (iv) anything IBM provides that is incorporated into an Item with IBM’s agreement as evidenced by IBM’s execution of the related RTM (as that term is defined in the ASIC Development Agreement, Agreement No. 000798); (v) Items licensed to IBM pursuant to a separate agreement between the parties; or (vi) IBM’s use of an Item in a way not expressly permitted by this Agreement or in writing by Apple, which written agreement would be evidenced by Apple’s execution of the related RTM (as that term is defined in the ASIC Development Agreement, Agreement No. 000798).

11.4         Reference that Product Sales and Manufacturing Services Agreement, Base Agreement, Agreement No. IMD001 and Section 11.1 thereof, such Section 11.1 is incorporated herein by reference and hereby agreed to extend to and cover, to the extent implicated in that BIAX litigation (Civil Action No. 01-601-RRM(GMS)(MPT), currently pending in the United States District Court for the District of Delaware and any related action involving the same patents

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

hereafter filed), Product (as defined in Agreement No. IMD001) provided by IBM to Apple directly or indirectly through one or more other entities during the term of that agreement and through the date of commencement of this Agreement.  This Section 11.4 does not reduce or negate any other right or claim of indemnity that Apple may have under any of the above agreements or any other agreements or statute or common law without reference to this Section 11.4.

11.5         The foregoing as limited by Section 12.0 states the entire obligations and exclusive remedies of IBM and Apple regarding any third party claim of infringement relating to any Product sold or Service or Item provided hereunder or, as the case may have been, under that agreement referenced in Section 11.4.

12.0         LIMITATION OF LIABILITY

12.1         Neither party shall be entitled to special, indirect, incidental, consequential or punitive damages, including lost profits, opportunities or savings based on any breach or default of the other party, even if such party is informed of their possibility, except (i) [**], and (ii) to the extent such damages are awarded in a final judgment or settlement covered by Section 11.

12.2         In no event shall either party’s aggregate liability to the other party for damages in connection with all claims relating to this Agreement exceed the amount of [**], regardless of the form of action (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), provided that this limitation will not apply to:  (i) the amount of any damages for bodily injury (including death) caused by such party’s negligence or damages to real property and tangible personal property caused by such party’s negligence; and (ii) payments owed for Products and Services provided hereunder.

This Section 12.2 also applies to any of IBM’s subcontractors and any Authorized Purchasers.  It is the maximum for which IBM and its subcontractors are collectively responsible, and for which Apple and its Authorized Purchasers are collectively responsible.

12.3     Under no circumstances is either party liable to the other for any of the following:  (i) third party claims against a party for losses or damages other than those in Section 11 and 12.2 (i), above; or (ii) loss of, or damage to, records or data.  Further under no circumstances will IBM be liable when the Products or Services are used in conjunction with military, nuclear, automotive or aeronautical applications or medical implantation or other direct life support applications where malfunction may result in injury, harm or death to persons, or used in any other ultrahazardous applications

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

13.0         WARRANTIES

13.1         Product Warranty.

13.1.1      PowerPC Warranty.  IBM warrants each PowerPC Product delivered hereunder to be free from defects in material and workmanship and to comply with Product specifications at the time of manufacture, as agreed in writing by IBM and Apple, for the notice period of [**] from the date of shipment.

13.1.2      ASIC Product Warranty.  IBM warrants all ASIC Products delivered to be free from defects in material and workmanship and conform to the Product specifications as set forth in the RTM for the notice period of [**] from the date of shipment. Apple acknowledges that the functionality of ASIC Products may be contingent on Apple’s designs and, therefore, Apple agrees that such warranty does not apply to the functionality of ASIC Products designed by Apple and manufactured by IBM under this Agreement except to the extent the lack of functionality is due to a defect in materials or workmanship.

13.1.3      Other Product Warranty.  IBM warrants all other standard Products delivered to be free from defects in material and workmanship and to conform to the Product Specifications for the notice period of [**] from the date of shipment unless otherwise stated in an Attachment applicable to such standard Products, and all other custom Products delivered to be free from defects in material and workmanship for the notice period of [**] from date of shipment unless otherwise stated in an Attachment applicable to such custom Products.  Apple acknowledges that the functionality of such other custom Products may be contingent on Apple’s designs and, therefore, Apple agrees that such warranty does not apply to the functionality of Products designed by Apple and manufactured by IBM under this Agreement except to the extent the lack of functionality is due to a defect in materials or workmanship.  IBM warrants Services will be performed using reasonable care and ordinary skill.

13.2         The Product warranty does not include defects in or failures of Products that result from (i) an Apple-supplied design; (ii) matters not covered in the Product specification or use outside of the intended operating environment set forth in the applicable Product specifications; (iii) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation after delivery to the carrier, including improper handling in accordance with generally acceptable static sensitive electronic device handling requirements; (iv) alterations, modifications or repairs

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

 by Apple or third parties not authorized by IBM in writing; (v) removal or alteration of labels by Apple or a third party; or (vi) failure caused by a product which IBM did not provide or for which IBM is not responsible.  IBM does not warrant uninterrupted or error free operation of the Products or that IBM will correct all defects.

13.3         THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR USAGE FOR PARTICULAR PURPOSE OR NON-INFRINGEMENT.

13.4         This warranty is not transferable.  No course of dealing, course of performance, usage of trade, or description of Product or Service shall be deemed to establish a warranty, express or implied.

13.5         If an Authorized Purchaser or Designee claims that any Products or Services are nonconforming, the Authorized Purchaser or Designee shall, (i) promptly notify IBM, in writing, of the basis for such claim of nonconformity; (ii) follow IBM’s instructions for the prompt return of the Products; and (iii) return such Products freight collect to IBM’s designated facility.  If IBM determines that the returned Products are nonconforming and such returned Products were shipped with Apple’s consent prior to their qualification, IBM’s sole and exclusive obligation will be to, at IBM’s option, repair or replace the defective Products, or issue a credit for the purchase price (e.g., Section 14.0 will not apply to such Product units delivered before the Product is qualified).  If IBM determines the Products are nonconforming and they were shipped subsequent to their qualification, IBM will issue a credit or rebate for the purchase price.

13.6         Prior to returning any defective Products to IBM, the Authorized Purchaser or Designee shall obtain a Return Merchandise Authorization number (“RMA”) from IBM (which IBM will provide within [**] Business Days of the request) and provide the specific description of the problem, by part number for the total quantity of the defective Products.  The Authorized Purchaser or Designee shall only return the exact quantity authorized in each RMA by following IBM’s RMA instructions.  Each shipping container shall contain only one (1) RMA.

13.7         IBM’s sole liability and Apple’s exclusive remedy for breach of warranty shall be limited as stated in this Section 13, except that Product Failures which exceed the applicable Failure Threshold shall be governed by Section 14 below.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

14.0         FREQUENT FAILURES

14.1      Test Specification.  (i) U3 and any other ASIC Product that the parties may agree to treat in a similar manner:  Apple shall define and implement its own design verification tests, which testing activities shall be no less thorough than those testing activities generally conducted by Apple but not less thorough than those testing activities generally conducted by other personal computer manufacturers (but not microprocessor manufacturers) in the industry (receipt by IBM of Apple’s Prototype Acceptance as set forth in the ASIC Development Agreement, Agreement No. 000798 shall establish that the Prototype design revision conformed with the agreed-upon specifications as set forth in the RTM); and (ii) other Exhibit 4  Products:  Apple and IBM shall agree on a test specification that shall set forth the minimum level of testing of the other Exhibit 4 Products sold hereunder both (a) by IBM prior to shipment from IBM to Apple and (b) by Apple prior to shipment to end-user customers, and other matters such as a returned-parts process and regular communications expected between the parties.  Either party shall be free to exceed the agreed-upon level of testing.

14.2     IBM will promptly notify Apple if IBM believes that a Product contains a defect that could result in Failed Units exceeding the Failure Threshold. IBM may stop shipments of all such Products [**] while IBM and Apple analyze the defect and discuss whether shipments should resume.  If the Product contains such a defect, IBM will use diligent efforts to promptly:  (i) cure such defect and resume shipments as quickly as possible; or (ii) make available a replacement Product that meets the agreed specifications for the Product but does not contain such a defect.   [**]  The modified or replacement Products shall be fully warranted as set forth in Sections 13 and this Section 14 once qualified by Apple.   If Apple provides IBM written instructions acknowledging IBM’s notice of a defect but instructing IBM to resume shipments in advance of a cure or replacement, IBM will resume such shipments as quickly as possible; provided, however that: (a) Apple’s instructions will not relieve IBM of its obligation to cure the defect or make a replacement part available as set forth above; and (b)
uncured Products shipped pursuant to such written instructions will be shipped without warranty, express or implied, or Frequent Failure protection with regard to such defect or any related defect rendered undetectable due to the presence of such defect.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

14.3     If the number of Failed Units manufactured [**] and sold hereunder exceeds the Failure Threshold within [**] of manufacture of each such Failed Unit, Apple will promptly notify IBM specifying with particularity the nature of the Failures.  Upon receipt of such notice, IBM will, with Apple assistance, promptly analyze and attempt to determine the cause of such Failures and IBM may stop all such Product shipments to Apple [**] while IBM and Apple analyze the Failures and discuss whether shipments should resume.  Either party may escalate these discussions to the executive of the other party designated for such purpose pursuant to Section 21.2.

                            14.3.1      If such Failures result from:  (i) defects in materials or workmanship in the Failed Units; or (ii) design defects in the PowerPC Failed Units, IBM and Apple shall promptly meet to devise a mutually acceptable and timely plan to:

(a)           at  Apple’s option, either replace the Failed Units (if a replacement is available), or credit the full purchase price of returned Failed Units; and

[**]

14.3.2   If after each party has used all reasonable efforts to analyze and determine the cause of such Failures, the cause(s) remain(s) unknown, such Failure shall not be subject to the remedies provided in this Section and IBM and Apple will promptly discuss appropriate ways in which they can work together to assist Apple customers who have experienced such Failures.  If IBM disputes that a Failure has occurred, IBM may escalate its concern to the Apple executive designated for such purpose pursuant to Section 21.2.

14.3.3   Repair/Replacement by Apple.  If it is deemed by Apple and IBM to be the most timely and cost effective approach, Apple or its authorized repair facilities may repair or replace Failed units.  In such event, Apple will promptly submit to IBM, in writing, the serial numbers and date codes of the Failed Units, the date Apple received the Failed Units, the nature of the Failures, and the date of repair of the Failed Units by Apple or its authorized repair facility.  Apple will send to IBM the defective replaced parts of the Failed Units.  IBM shall provide Apple with the necessary replacement parts at no cost for Failed Units replaced by Apple [**]

14.3.4   No Liability.  The provisions of this Section 14.3 shall not apply to the extent that defects in the Exhibit 4 Product, or any other ASIC Product that the parties may agree to treat in a similar manner, are due to Apple’s or a third party’s (but excluding IBM’s subcontractors or agents) abuse, improper use, accident, tampering, alteration or faulty repair.

14.3.5   No Waiver.  Except as otherwise provided herein, Apple’s approval of the materials used will not relieve IBM of its obligations set forth in this Section 14.3, nor

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

will Apple’s approval or acceptance of any Exhibit 4 Products, or any other ASIC Product that the parties may agree to treat in a similar manner, which are subsequently determined to meet the definition of Failed Units relieve IBM of such obligations, unless agreed to by Apple in writing specifically referencing this Section 14.3.

14.3.6   The obligations contained in this Section 14.3 are IBM’s sole obligation and Apple’s exclusive remedy with respect to such Failed Units that exceed the Failure Threshold and shall survive termination or expiration of this Agreement.  This Section does not in any way alter IBM’s intellectual property indemnification obligation.  In the event that the parties agree to Frequent Failure protection for other Products, such agreement would be set forth in the applicable Product Attachment.

15.0         TAXES

15.1         IBM shall bill Apple for all taxes related to any Product or Services arising from the sale of such Product or Services to Apple pursuant to this Agreement except for taxes based on IBM’s net income.

16.0         NOTICES

16.1         All communications and notices between the parties concerning this Agreement shall be given in writing to the appropriate individual listed below or in the applicable Attachment and shall be deemed sufficiently made on the date if given by personal service or sent via certified mail or receipted facsimile (sender has a receipt showing time and date of sending and receipt by the other party) or electronic data interchange.  Communication by facsimile or electronic data interchange is acceptable as a “writing”.  The autographs of representatives of the parties, as received by facsimile or electronic data interchange, shall constitute “original” signatures.

Notices to Apple:	Notices to IBM:

Sr. VP of Worldwide Operations	TGWW Contracts and Business Practices
Apple Computer, Inc.	IBM Microelectronics Division
1 Infinite Loop	1000 River Street
MS: 301-4TC	965-3B
Cupertino, Ca 95014	Essex Junction, VT 05453
Fax: (408) 974-6400	Fax: (802) 769-3988

with simultaneous copy to:	with simultaneous copy to:

General Counsel,	Division Counsel

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Apple Computer, Inc.	IBM Microelectronics Division
1 Infinite Loop	1580 Route 52
MS: 301-4GC	MS: 92B
Cupertino, CA 95014	Hopewell Junction, NY 12533-6531
Fax: (408) 974-8530	Fax: (914) 892-5358

17.0         INDEPENDENCE OF ACTION

17.1         Each party agrees that this Agreement will not restrict the right of either party to enter into agreements with other parties for same or similar work, or to make, have made, use, sell, buy, develop, market or otherwise transfer or deal in any products or services, now or in the future, so long as confidential information is not disclosed contrary to the terms and conditions applicable thereto, and unless the parties have expressly agreed otherwise in an Attachment.  Nothing in this Agreement or any prior discussions or agreements between the parties will give rise to any obligation to purchase forecasted volumes, or any volumes, of any Product.

18.0         UTILIZATION OF PRODUCTS

18.1         Apple represents that all Products purchased under this Agreement will be:  (i) incorporated into and made a part of Apple products; or (ii) combined with Apple products for sale or lease as an Apple system; or (iii) sold or leased in incidental additional quantities for sale or lease directly to an unaffiliated third party in conjunction with an installed Apple system, or (iv) scrapped.

19.0         CHANGES TO SCOPE OF WORK

19.1         With respect to Services contracted for hereunder, Apple may, at any time and from time to time, by written notice to IBM, request changes to the Products, specifications or work scope.  IBM shall submit a written report to Apple setting forth the probable effect, if any, of the requested change in regard to the work and the effect of any change on prices or delivery.  IBM shall not proceed with any such change until mutually agreed in writing by IBM and Apple. The parties shall promptly amend the relevant Attachment to incorporate any agreed changes.

19.2      IBM may implement engineering changes required to satisfy governmental standards, protect Product or system integrity, or for environmental, health or safety reasons (“Mandatory Engineering Changes”).  Engineering changes affecting form, fit, function, quality or reliability will be handled in accordance with Standard 46-B of the JEDEC Solid State Technology Association (formerly known as the Joint Electron Device Engineering Council) as such Standard may change from time to time.  IBM shall give Apple notice of any Mandatory

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Engineering Changes as soon as reasonably practicable.  IBM shall give Apple prior notice of any other engineering changes affecting the form, fit or function of a Product as set forth in the above-described JEDEC standard.  Apple will have no obligation to accept any modified Product unless and until IBM has demonstrated to Apple’s satisfaction that the modified Product functions in accordance with agreed specifications and Apple has qualified the modified Product for use in Apple’s products.

20.0         EXPORT AND OTHER LAWS, REGULATIONS AND ORDINANCES

20.1         Each party will comply, at its own expense, with all applicable United States (federal, state and local), European Union, and other country or country group laws, regulations and ordinances, and shall procure all licenses and permits, and shall comply with all relevant export license terms, conditions and provisos regardless of to whom (which party under this Agreement) the license was issued, and pay all fees and other charges required thereby.  Such laws, regulations and ordinances include the regulations of the U.S. Government relating to export and re-export. Apple agrees that regardless of any disclosure made by Apple to IBM of an ultimate destination of any Products or related technical data, or any system incorporating them, Apple will not export, either directly or indirectly, any Product or related technical data, or system incorporating them without first obtaining required licenses or permits from all relevant government agencies or departments. IBM will provide Apple with information regarding any standard Products as reasonably required to assist Apple in obtaining such documents and approvals.  In addition, Apple warrants that custom Products are not for space or missile use, do not contain encryption of a type that would violate applicable laws if exported without approval, and do not relate to radiation-hardened design, circuitry, manufacturing or testing.

20.2         Each party will keep suitable records to show compliance with this Section 20. At the other’s request and pursuant to a request by a responsible government agency, each party will demonstrate to the other that it has fully complied with the terms and conditions of this Section.

20.3         Whenever IBM secures an export license for a Product, the parties agree that IBM will be the exporter of record for all exports of such Product, and the Authorized Purchaser or Designee will utilize an IBM-approved (such approval not to be unreasonably withheld) freight forwarder for shipment of the Product to the agreed-upon destination point.  Further, the parties will cooperate with one another and comply with  any terms, conditions and provisos IBM may reasonably impose relating to the export of Product under any such export license.  IBM agrees that it will consult with Apple regarding any government proposed license terms, conditions and provisos that would result in obligations for Apple.

20.4         Whenever IBM arranges for export or import of custom Products, with respect to all relevant governmental and administrative authorities, including the United States and European

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Union, Apple: (i) recognizes that IBM may not know or have reason to know the intended function of such Products and technical data and must rely on Apple to provide correct information for export and import of Products and technical data, (ii) agrees to cooperate in providing all information necessary to determine all relevant export authorizations and to export and import the Products and technical data, including as applicable the Export Classification Control Number (ECCN) and subheadings, and (iii) agrees to assist with obtaining any required licenses and authorizations for export and import of Products and technical data and with making any required filings. Apple shall be fully responsible for the correctness of information provided by Apple and any Apple-authorized use of it to comply with applicable regulations.

20.5         For the avoidance of doubt, this clause shall be considered one of the clauses intended by the parties to survive the expiration or termination of this Agreement under Section 21.6.

20.6         If IBM has a reasonable basis to believe that any export license issued for any of the Products is not being complied with in accordance with the terms and conditions of this Section 20, IBM shall give prompt notice to Apple pursuant to Section 21.2 of the Agreement, and shall ask that Apple provide IBM with adequate assurance of compliance with such license terms, conditions, or provisos.

20.7         For purposes of this Section 20, the term “party” shall include IBM, the Plant, Authorized Purchasers and Designees.

21.0         GENERAL

21.1         Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to fire, flood, war, earthquake or other such cause beyond its reasonable control and without its fault or negligence provided it promptly notifies the other party and uses reasonable efforts to promptly cure such failure or delay and to resume its performance.

21.2         The parties will make every reasonable effort to resolve any disputes under this Agreement through negotiation.

21.3         This Section shall apply in the event that the parties are unable to resolve any disputes under this Agreement through negotiation.   Each party agrees to provide the other party written notice of any such dispute.  If the dispute cannot be resolved within thirty (30) days of such written notice, the matter will be escalated to Apple’s Chief Executive Officer and IBM’s Senior Vice President, Technology Group.  If they cannot resolve the dispute within sixty (60) days of the date of escalation, the parties then may seek to resolve the dispute through other means.  BOTH PARTIES AGREE TO WAIVE THEIR RIGHT TO A JURY TRIAL IN ANY DISPUTE ARISING OUT OF THIS AGREEMENT.   If Apple commences any action against IBM relating to or arising out of the Agreement, the substantive laws of the State of New York shall be applied exclusively to govern this Agreement without regard to conflict of law

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

principles and the action shall be brought in a court of competent jurisdiction in the State of New York, in which event both parties hereby consent to the exclusive personal jurisdiction of, and waive any venue objections against any such court.  If IBM commences any action against Apple relating to or arising out of this Agreement, the substantive laws of the State of California shall be applied exclusively to govern this Agreement without regard to conflict of law principles and the action shall be brought in a court of competent jurisdiction in the State of California, in which event both parties hereby consent to the exclusive personal jurisdiction of, and waive any venue objections against any such court.  If, notwithstanding the foregoing, a New York or California court’s judgment (with respect to either the underlying action or any counterclaim) is not enforceable against a party, the other party may bring such an action in any court of competent jurisdiction.  Neither party will bring a legal action against the other more than one (1) year after the cause of action has been, or reasonably should have been, discovered, except for actions for non-payment of amounts due pursuant to this Agreement (including actions for non-payment of amounts due under Sections 11 and 14) or to enforce intellectual property rights.

21.4         Apple may assign its rights or delegate its obligations without the prior written consent of IBM only in connection with a merger or a sale of all or substantially all of its assets to a third party reasonably determined by Apple to be creditworthy.  IBM may assign its rights or delegate its obligations without the prior written consent of Apple only in connection with a merger or a sale of all or substantially all of the assets of the IBM Microelectronics Division or any successor business unit thereof relating to the subject matter of the Agreement to a third party reasonably determined by IBM to be capable of fulfilling IBM’s obligations hereunder, provided that IBM may freely assign its rights to receive payment from Apple hereunder to any third party.  IBM has the right to subcontract its responsibilities under this Agreement, provided that IBM remains responsible to Apple as provided in this Agreement with respect to such subcontracted responsibilities.

21.5         No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this Agreement.

21.6         If any part, term or provision of this Agreement is declared unlawful or unenforceable by judicial determination, the remainder of this Agreement shall remain in full force and effect and the parties will agree upon a valid replacement provision with like economic effect and intent.

21.7         Any terms of this Agreement which by their nature extend beyond expiration or termination of this Agreement shall remain in effect until fulfilled and shall bind the parties and their legal representatives, successors, heirs and assigns.

21.8         The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

21.9         The UN Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

21.10       Each IBM Product is manufactured from new, or new and used parts.  In some cases, the Product may not be new and may have been previously installed. Regardless of the Product’s production status, IBM’s warranty terms and conditions apply.  Where a type of service involves the exchange of a Product or part, the replacement may not be new, but will be in good working order.

21.11       Publicity and Corporate Communications.  Neither party will issue or authorize any press release or publicity regarding the Agreement or its subject matter without the other’s prior written approval, with the following limited exceptions:  (i) Apple will publicly announce no later than January 2003 that it is committed to PowerPC as its strategic platform and that IBM will continue to be a strategic supplier, (ii) Apple may make warranties or representations regarding the Products on its own behalf provided they are consistent with those made by IBM or supported by Apple’s own test results or analysis, and (iii) Apple may market systems containing the Products, and make representations and warranties on its own behalf about the performance of the Products in those systems. This provision is not intended to limit either party’s right to disclose this Agreement or the relationship of the parties to regulatory agencies or as otherwise required by law.

21.12       This Agreement is not intended to and does not benefit any party except IBM (including the Plant) and Apple (including its Authorized Purchasers).

21.13       Neither party will have the power, and will not hold itself out as having the power, to act for or in the name of or to bind the other party.

21.14       Senior-Level Communications.  Apple’s CEO and IBM’s Sr. VP, Technology Group or their designees or successors will meet at least once each quarter to have an open and frank discussion on the state of the relationship, including any changes in direction.  The parties acknowledge that the schedules of these individuals can be difficult to coordinate, and for that reason the parties agree that a failure to meet during a particular quarter will not constitute a breach of this Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Exhibit 1:  Related Company Agreement Template

International Business Machines Corporation	1000 River Street, 965-3B
Essex Jct., VT 05452

Agreement No.____________

Related Company:

This Related Company Agreement (“RCA”) is made and entered into between International Business Machines Corporation (“IBM”), {Related Company Full Name} (“{Related Company}”) and Apple Computer, Inc. (“Apple”).  This RCA shall be effective as of ______________________ (the “Effective Date”).

WHEREAS IBM and Apple are parties to Custom Sales Agreement No. 000451 and Attachment No. 1, having an effective date of  ________________ (the “Agreement”);

WHEREAS {Related Company} represents and warrants that it is a “Related Company” as such term is defined under the Agreement; and

WHEREAS IBM, {Related Company} and Apple desire that {Related Company} enter into the Agreement with IBM.

NOW, THEREFORE, the parties agree as follows:

1.  Unless otherwise defined in this RCA, all capitalized terms shall have the meaning assigned to them in the Agreement.

2.  In exchange for good and valuable consideration, the sufficiency of which is hereby acknowledged, {Related Company} is hereby deemed a party to the Agreement as of and from the Effective Date with the same force and effect as if {Related Company} were an original signatory.  As an additional party to the Agreement, {Related Company} shall have the rights of and be subject to the duties and obligations of Customer under the Agreement, including any applicable SOW Attachments thereto.

3.  {Related Company}’s Invoicing address shall be:

4.  Upon signature by the parties, it is agreed that this RCA and the Agreement constitutes the complete and exclusive agreement between them superseding all contemporaneous or prior agreements and other communications between them, written or oral, relating to the subject matter of this RCA, notwithstanding anything contained in any document issued by either party.  This RCA may not be amended or modified except by a written amendment signed by duly authorized signatories of the parties.

5.  The parties expressly acknowledge that they have received and are in possession of a copy of any referenced document that is not physically attached to the Agreement and any such item will be treated as if attached.

6.  This RCA shall automatically terminate, without further notice or action by any party hereto upon the earlier of: (a) the termination or expiration of the Agreement or (b) at such time that {Related Company} ceases to be a Related Company of Apple.  In the event that this RCA is terminated pursuant to (b) immediately above, IBM and {Related

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Company} shall have the rights and obligations as if the Agreement were terminated pursuant to Section 7.2 of the Agreement.

7.  Notwithstanding the above, {Related Company} will have sole responsibility for all of its obligations under the Agreement, including obligations to pay for Products it purchases from IBM.

IN WITNESS WHEREOF, the parties have caused this RCA to be duly signed by its authorized representatives as of the Effective Date.

Apple Computer, Inc.	International Business Machines Corporation

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

{Related Company name}

By:

Name:

Title:

Date:

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Ex. 2:  Term Sheet for Designees

Term Sheet for Designees

This Term Sheet for Designees sets forth the terms and conditions under which a Designee may purchase certain microelectronic products on behalf of Apple Computer, Inc. under the Custom Sales Agreement between Apple Computer, Inc. (“Apple”) and International Business Machines Corporation (“IBM”), Agreement No. 000451 (the “Agreement”).

1.0           DEFINITIONS

Capitalized terms in this Term Sheet have the following meanings. References in this Term Sheet to a gender include references to all genders, and references to the singular include references to the plural, and vice versa.  Unless the context otherwise requires, the term “party” means a party to the Agreement, and not the Designee.  The words “include”, “includes” and “including”, when used in this Term Sheet shall be deemed to be followed by the phrase “without limitation.”  Unless the context otherwise requires, references in this Term Sheet to sections, exhibits, schedules, appendices and attachments shall be deemed references to sections of, and exhibits, schedules, appendices and attachments to this Term Sheet.  Unless the context otherwise requires, the word “or” shall be disjunctive and the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Term Sheet shall refer to the Term Sheet in its entirety and not to any particular article, section or provision of such Term Sheet.  Unless the context otherwise requires, references to “IBM, and its Plant” shall be read to include “as the case may be.”

1.1           “ASIC Products” means a custom Product that is an application specific integrated circuit.

1.2           “Attachment” means an exhibit, statement of work or other attachment to this Term Sheet or to the Agreement, as the case may be.

1.3           “Business Days” means a regularly scheduled day of work in the United States for both Apple and IBM.

1.4           “Designee” means an original equipment manufacturer, contract manufacturer or other third party engaged by Apple or an Apple-Related Company to manufacture Apple-branded products or subassemblies for Apple-branded products and authorized by Apple, pursuant to Section 2.4, below, to purchase Products and perform other tasks on Apple’s behalf.

1.5           “Exhibit 4 Products” means those Products identified as such in the Agreement or an Attachment thereto.  Apple or IBM will advise Designee whether a Product Designee is

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

authorized to purchase is an Exhibit 4 Product either in an Attachment to this Term Sheet or in a written notice.

1.6           “Plant” means the IBM-Related Company described in Section 2.5.

1.7           “PowerPC Product” means a stand-alone microprocessor Product based on the PowerPC Architecture.

1.8           “Product” means production units to be sold or purchased under the Agreement, including the Exhibit 4 Products.  Products may be “standard” (available for purchase by one or more customers other than Apple) or “custom” (resulting from IBM performing Services for Apple under this Agreement and not available for IBM’s own use (other than ordinary manufacturing activities) or for purchase by any other customer).  Standard Products may include, but not necessarily be limited to, PowerPC Products and SRAM Products.  Custom Products may include, but not necessarily be limited to, PowerPC Products and ASIC Products.  Product shall be designated as “standard” or “custom” in the Attachment to the Agreement applicable to such Product.  Apple or IBM will advise Designee if a Product Designee is authorized to purchase is a “custom” Product either in an Attachment to this Term Sheet or in a written notice.  Products shall not include Prototypes.

1.9           “Purchase Order” means a written order containing the terms set forth in Section 3.2, below, issued by a Designee pursuant to the Agreement.

1.10         “Purchase Order Lead Time” means the required minimum amount of time between IBM’s receipt of the Purchase Order and the Scheduled Shipment Date.  Purchase Order Lead Times will be established for each Product sold hereunder and shall be set forth in an Attachment to the Agreement applicable to such Product.  Apple or IBM will advise Designee of the Purchase Order Lead Time applicable to the Product Designee is authorized to purchase either in an Attachment to this Term Sheet or in a written notice.

1.11         “Sales Acknowledgment” means a written sales acknowledgment or other acceptance document issued by IBM or its Plant in response to a Purchase Order.

1.12         “Scheduled Shipment Date” means the scheduled date of shipment as specified on the Sales Acknowledgment and, if later rescheduled by the Designee pursuant to Section 5.3, below, the rescheduled date.

1.13         “Service” means any design or engineering work that IBM performs pursuant to the Agreement.

1.14         “Term Sheet” means this document, including any Attachments attached to or referencing this Term Sheet.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

2.0           AGREEMENT STRUCTURE

2.1           This Term Sheet is for the purpose of communicating certain relevant terms and conditions of the Agreement to the Designee.  It may not contain all terms applicable to Products purchased by a Designee, and if there is any conflict or ambiguity between this Term Sheet and the Agreement, the Agreement will govern.

2.2            Apple may add Attachments to this Term Sheet to communicate Product-specific terms and conditions, such as Product descriptions, IBM part numbers, Apple part numbers, minimum order quantities, shipment pack quantities, Purchase Order Lead Times and prices, to the Designee.  Such an Attachment may include additional or differing terms and conditions from the Term Sheet, however such terms and conditions will apply only to that Attachment.  Such Attachments may also include any specifications agreed to by Apple and IBM applicable to the specific work tasks (Services) or Product under that Attachment.  In the event of a conflict or ambiguity between an Attachment to this Term Sheet and any other document, the Attachment’s terms and conditions govern only as to the Attachment.

2.3           Except for Product part numbers, Product descriptions (e.g. 1 GHz microprocessor), prices, quantities, bill-to locations, ship-to locations, shipping instructions (limited to preferred carrier, carrier account number, and expedited shipping method, if any), and Scheduled Shipment Dates, any other terms and conditions on Purchase Orders and Sales Acknowledgements are void and replaced by the Agreement.

2.4           Apple may, in a writing provided to IBM, name one or more agents who are authorized by Apple to issue Purchase Orders for Products with Apple part numbers, receive, reschedule or cancel deliveries of such Products ordered pursuant to such Purchase Orders, process warranty claims related to such Products and pay for such Products and any associated freight costs (“Designees”).  Designees are not authorized to act for Apple in any other capacity or to bind Apple in any other respect whatsoever.  Prior to giving notice to IBM appointing a Designee, Apple and the Designee will have executed an appropriate agreement establishing the limited agency described in this Section, establishing that the Designee is not a third party beneficiary of the Agreement, protecting the confidentiality of any terms or conditions of this Term Sheet, as well as any Confidential Information that may be disclosed to the Designee (as that term is defined in the Confidentiality Agreement (Mutual), Agreement No. X1329, as amended, signed by IBM and Apple with an effective date of April 1, 1999), and securing such Designee’s agreement to be bound to the terms and conditions set forth herein.  No Designee may receive Confidential Information prior to executing an agreement with the party disclosing the Confidential Information to the Designee, such agreement including restrictions on nondisclosure and nonuse at least as stringent as those restrictions in Agreement No. X1329.  Each Designee shall be subject to all of the obligations and responsibilities of “Apple” under the Agreement with respect to the terms and conditions in this Term Sheet.  Apple may withdraw a Designee by providing IBM ten (10) days prior written notice; and thereafter the Designee will no longer be

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

authorized to purchase Product on Apple’s behalf or perform any other of the tasks described in this Section.

2.5           Notwithstanding any other provision hereof, for US sales (sales for which IBM ships to the Designee and title transfers within the United States), the contract of sale for Products purchased under this Agreement will be between IBM and in the case of Designees, Apple.  For non-U.S. sales (sales for which IBM ships to the Designee with shipment and title transfer outside of the United States), the contract of sale for Products purchased under this Agreement will be between the IBM Related Company that will supply the Products (“the Plant”) and in the case of Designees, Apple.  It is agreed that all such Purchase Orders will incorporate the terms and conditions of the Agreement whether expressly referenced or not and will only be accepted subject to the terms and conditions of the Agreement.  Purchase Orders will be accepted by the Plant when it issues the Sales Acknowledgment accepting the Purchase Order, thereby creating the contract of sale for the Products.

2.6           Any purchase order submitted by a Designee during the term of this Agreement (whether or not it references this Agreement) for products or services from IBM’s Microelectronics Division shall be subject to and governed by the terms and conditions of this Agreement, unless:  (i) there is another signed, written agreement in place between IBM and the Designee with respect to the subject matter of such purchase order; or (ii) the product or service was ordered by a Designee for use in or in connection with its own or another customer’s product and not in an Apple-branded product.  The foregoing shall be in effect regardless of whether Apple and IBM have executed any Attachment to the Agreement specific to the Products, or Services ordered.  If no such Attachment has been executed, then the terms and conditions of the Attachment most recently executed by Apple and IBM shall control, except with respect to those matters which are uniquely applicable to the specific Product or Service in question (such as specific NRE charges, Product pricing, specific Items and IBM deliverables, Product names and descriptions, Purchase Order Lead Times, and Forecasts).

3.0           PRODUCT DEMAND FORECASTS AND ORDERS

3.1           Each month during the term of the Agreement, on or before the last Business Day of the month, Apple will provide IBM a rolling Forecast of Apple’s requirements for Products, the first month of the Forecast being the month following that month in which the Forecast is placed.

3.2           IBM will accept Purchase Orders for Products or Services placed by a Designee in accordance with the terms and conditions of the Agreement.  Purchase Orders will specify (i) the Purchase Order number, (ii) the  Designee’s tax status (exempt or non-exempt), (iii) the ship-to location, (iv) the bill-to location, (v) the order-from location, (vi) shipping instructions (including preferred carrier and carrier account number), (vii) requested shipment dates, (viii) the name of the Designee’s contact, (ix) Product part numbers and the quantity ordered (in increments of the Minimum Order Quantity (“MOQ”),  (x) the applicable unit price, and (xi) the agreement

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

number of the Agreement.  Additionally, Purchase Orders placed by a Designee shall clearly state that such Designee is purchasing “as the agent of Apple Computer, Inc.”  Purchase Order Lead Times and any applicable MOQ’s will be as set forth in the relevant Attachment to the Agreement.  Apple or IBM will advise Designee of applicable Purchase Order Lead Times and MOQ’s in an Attachment to this Term Sheet or by written notice.  Purchase Orders may be rejected by IBM if not received in advance with at least the Purchase Order Lead Time.

3.3           IBM and its Plants will respond promptly regarding all Purchase Orders placed under this Agreement, providing a Sales Acknowledgment accepting or rejecting the Purchase Order within two (2) Business Days after receipt of any Purchase Order placed with the requisite Purchase Order Lead Time and within eight (8) Business Days after receipt of any Purchase Order placed with less than the requisite Purchase Order Lead Time.

3.4           IBM will specify the Scheduled Shipment Date for the Products ordered in the applicable Sales Acknowledgment.  For Products ordered with less than the requisite Purchase Order Lead Time, if the Scheduled Shipment Date differs from the requested shipment date, the Designee may, at its option:  (i) cancel all or any portion of the Purchase Order without liability to IBM provided it does so in accordance with Section 5.1, below; or (ii) require that IBM deliver the Products ordered using priority freight delivery with incremental freight charges at the Designee’s expense.

3.5           In the event that IBM determines to discontinue the manufacture of a Product under the Agreement, IBM will provide Apple with written notice of such discontinuance, which notice Apple may provide to Designees authorized to purchase that Product.

4.0           DELIVERY

4.1           The Designee is responsible for all freight and duty charges from IBM’s shipping location.  Title and risk of loss will pass to the Designee upon tender to the carrier for shipment to such Designee.

4.2           In the event that IBM and Apple enter into an agreement to provide just-in-time delivery of Product utilizing hub locations, Designee will be provided with written notice of the applicable terms and conditions of such agreement.

4.3           If IBM or its Plant foresees any supply constraint with respect to an accepted Purchase Order, IBM will provide prompt notice to Apple and to the Designee who placed the Purchase Order.  If IBM’s supply of the Product and / or Services becomes constrained for any reason, IBM may reduce the quantities of Products and / or Services to be supplied to Designees.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

4.4           If IBM or its Plant foresees any delivery delay with respect to an accepted Purchase Order, IBM will provide prompt notice to Apple and the Designee who placed the Purchase Order.  [**]

5.0           CANCELLATION AND RESCHEDULING

5.1           Cancellation.  Designees may cancel accepted Purchase Orders for Products for their convenience at any time, provided they pay IBM or its Plant applicable cancellation charges as set forth in this Section 5.1.

5.1.1        Exhibit 4 Products.  Designees may cancel Purchase Orders for Exhibit 4 Products (and any other ASIC Product that the parties may agree to treat in a similar manner) without charge, provided they give IBM written notice [**] prior to the original Scheduled Shipment Date.  If the Designee provides IBM written notice canceling a Purchase Order for such Products [**] prior to the original Scheduled Shipment Date, the Designee will pay IBM [**] of the purchase price of the Products ordered.  Promptly after receiving notice canceling a Purchase Order for Exhibit 4 Products, IBM will provide Apple and the Designee who placed the Purchase Order written notice of any applicable cancellation charges.  The Designee will promptly after receiving IBM’s notice, issue a Purchase Order to IBM for such charges, and IBM will invoice the same upon receipt.

                                                5.1.2        Other Products.  If the Designee provides IBM written notice canceling a Purchase Order for any other Product, the Designee shall pay the cancellation charges set forth in the applicable Attachment to the Agreement.  IBM will provide Apple and the Designee prompt written notice of any applicable cancellation charges.  The Designee canceling the Purchaser Order will, upon receipt of IBM’s written notice, promptly issue a Purchase Order to IBM for such charges and IBM will invoice the same upon receipt.

5.2           If a Designee cancels a Purchase Order for Services for its convenience, IBM will cease further work in connection with the Purchase Order and the Designee will pay IBM for reasonable costs actually incurred by IBM pursuant to such Purchase Order before the Designee’s notice of cancellation.  IBM must make its claim for cancellation charges and provide supporting documentation within forty-five (45) days of the date of cancellation.  Any claim not made within such forty-five (45) day period will be deemed waived.  In the event IBM is more than twenty-one (21) days late in completing a Purchase Order for Services, the Designee may cancel such Purchase Order and the Designee’s sole obligation will be to pay IBM for any deliverables ordered pursuant to that Purchase Order that were actually completed or delivered by IBM before the Designee’s notice of cancellation, provided that any periods of such delay that were caused by the Designee shall be excluded for purposes of calculating the length of the delay hereunder.

5.3           Rescheduling.  The Designee may reschedule accepted Purchase Orders for Products in accordance with this Section 5.3.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

5.3.1        Exhibit 4 Products.  The Designee may reschedule a Scheduled Shipment Date for an Exhibit 4 Product or any other ASIC Product that the parties may agree to treat in a similar manner to a later date provided:  (i) it sends IBM or its Plant written notice of the request to reschedule; (ii) the Product being rescheduled has not yet been shipped; and (iii) the requested rescheduled shipment date is within ninety (90) days after the original Scheduled Shipment Date.  If the foregoing requirements are met, no cancellation or other charge will be imposed by IBM or its Plant for rescheduling.

5.3.2        Other Products.  The Designee may reschedule an order for any other Product to a later date only upon prior written notice to IBM and as set forth in the applicable Attachment to the Agreement.  In the event of a reschedule which exceeds the rescheduling rights set forth in the applicable Attachment, IBM may invoice the Designee the quoted price for any Products that were delivered or ready for shipment pursuant to that Purchase Order on the date the Designee’s notice was received by IBM or its Plant, and the cancellation charges set forth in the applicable Attachment for any Products on that Purchase Order that were not already delivered or ready for shipment when IBM or its Plant received such notice.

5.4           Product Remix without Charge.  Designees may request that IBM or its Plant ship a different mix of Products than those originally ordered.  IBM or its Plant will agree to do so without charge provided:  (i) the Designee gives written notice to IBM or its Plant, as the case may be, at least [**] before the Scheduled Shipment Date;  (ii) all substituted Products are within the same Product-family as those originally ordered.  Products that utilize the same design revision, materials and manufacturing process from wafer start to module final test are within the same Product-family; (iii) the total number of units ordered remains the same; (iv) the change will not have any significant negative manufacturing or financial impact to IBM or its Plant in IBM or its Plant’s sole and reasonable judgment; and (v) subject to availability of Products that permit the requested remixing.  Changes that do not meet the requirements of this Section may be accepted for similar treatment in IBM’s or its Plant’s sole discretion.  If IBM or its Plant agrees to change an order as described in this Section, as a condition of obtaining such agreement, the Designee will promptly cancel the original Purchase Order without incurring any cancellation or other charge and place a new one for the modified Product mix.

6.0           PRICES AND PAYMENT

6.1           Prices for Products shall be as determined between IBM and Apple.  Apple or IBM will notify Designee of the price of each Product Designee is authorized to purchase.

6.2           Invoices and Payments.  IBM or its Plant shall invoice the Designee after the Products have been shipped, or the Services provided.  Payment will be due within thirty (30) days after the date of invoice.  Late payment of invoices may be assessed a charge equal to the lesser of one

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

and one-half percent (1.5%) per month or the statutorily maximum rate of interest in accordance with the laws of the State of New York.  In addition, if a Designee’s account balance exceeds Apple’s credit limit with IBM, or becomes delinquent, IBM may stop shipments to the Designee or ship on a prepaid basis until the account is compliant.

7.0           CONFIDENTIAL INFORMATION

7.1           The terms and conditions and the existence of this Term Sheet are “Confidential Information” subject to the terms and conditions of the confidentiality agreement signed by the Designee and Apple. Designees shall not disclose the terms and conditions of this Term Sheet to any third party without the prior written consent of both IBM and Apple.

8.0           LICENSE

8.1           No license, immunity or other right is granted herein to any Designee whether directly or by implication, estoppel or otherwise, with respect to any patent, trademark, copyright, mask work, trade secret, utility, model, or know-how, or other intellectual property right of IBM.  Nothing herein shall abrogate any rights that may arise by operation of the patent exhaustion doctrine.

9.0           TRADEMARK

9.1           Nothing in the Agreement or this Term Sheet grants Designee or either party any rights to use either party’s or the Designee’s trademarks or trade names, directly or indirectly, in connection with any product, service, promotion, or to make any publication or publicity without prior written approval of the other party or trademark or trade name owner.

10.0         WARRANTIES

10.1         Product Warranty.

10.1.1      PowerPC Warranty.  IBM warrants each PowerPC Product delivered hereunder to be free from defects in material and workmanship and to comply with Product specifications at the time of manufacture, as agreed in writing by IBM and Apple, for the notice period of [**] from the date of shipment.

10.1.2      ASIC Product Warranty.  IBM warrants all ASIC Products delivered to be free from defects in material and workmanship and conform to the Product specifications as

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

set forth in the RTM for the notice period of [**] from the date of shipment. Apple acknowledges that the functionality of ASIC Products may be contingent on Apple’s designs and, therefore, Apple agrees that such warranty does not apply to the functionality of ASIC Products designed by Apple and manufactured by IBM under this Agreement except to the extent the lack of functionality is due to a defect in materials or workmanship.

10.1.3      Other Product Warranty.  IBM warrants all other standard Products delivered to be free from defects in material and workmanship and to conform to the Product Specifications for the notice period of [**] from the date of shipment unless otherwise stated in an Attachment to the Agreement applicable to such standard Products, and all other custom Products delivered to be free from defects in material and workmanship for the notice period of [**] from date of shipment unless otherwise stated in an Attachment to the Agreement applicable to such custom Products.  Such warranty does not apply to the functionality of custom Products designed by Apple and manufactured by IBM under the Agreement except to the extent the lack of functionality is due to a defect in materials or workmanship.  IBM warrants Services will be performed using reasonable care and ordinary skill.

10.2         The Product warranty does not include defects in or failures of Products that result from (i) an Apple-supplied design; (ii) matters not covered in the Product specification or use outside of the intended operating environment set forth in the applicable Product specifications; (iii) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation after delivery to the carrier, including improper handling in accordance with generally acceptable static sensitive electronic device handling requirements; (iv) alterations, modifications or repairs by Apple or third parties not authorized by IBM in writing; (v) removal or alteration of labels by Apple or a third party; or (vi) failure caused by a product which IBM did not provide or for which IBM is not responsible.  IBM does not warrant uninterrupted or error free operation of the Products or that IBM will correct all defects.

10.3         THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR USAGE FOR PARTICULAR PURPOSE OR NON-INFRINGEMENT.

10.4         This warranty is not transferable.  No course of dealing, course of performance, usage of trade, or description of Product or Service shall be deemed to establish a warranty, express or implied.

10.5         If a Designee claims that any Products or Services are nonconforming, the Designee shall, (i) promptly notify IBM, in writing, of the basis for such claim of nonconformity; (ii) follow IBM’s instructions for the prompt return of the Products; and (iii) return such Products freight collect to IBM’s designated facility.  If IBM determines that the returned Products are

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

nonconforming and such returned Products were shipped with Apple’s consent prior to their qualification, IBM will, at IBM’s option, repair or replace the defective Products, or issue a credit for the purchase price.  If IBM determines the Products are nonconforming and they were shipped subsequent to their qualification, IBM will issue a credit or rebate for the purchase price.

10.6         Prior to returning any defective Products to IBM, the Designee shall obtain a Return Merchandise Authorization number (“RMA”) from IBM (which IBM will provide to the Designee within [**] of the Designee’s request) and provide the specific description of the problem, by part number for the total quantity of the defective Products.  The Designee shall only return the exact quantity authorized in each RMA by following IBM’s RMA instructions.  Each shipping container shall contain only one (1) RMA.

10.7         IBM’s sole liability and the Designee’s exclusive remedy for breach of warranty shall be limited as stated in this Section 10.

11.0         UTILIZATION OF PRODUCTS

11.1         All Products purchased under the Agreement will be:  (i) incorporated into and made a part of Apple products; or (ii) combined with Apple products for sale or lease as an Apple system; or (iii) sold or leased in incidental additional quantities for sale or lease directly to an unaffiliated third party in conjunction with an installed Apple system, or (iv) scrapped.

12.0         CHANGES TO SCOPE OF WORK

12.1         With respect to Services contracted for hereunder, Apple may, at any time and from time to time, by written notice to IBM, request changes to the Products, specifications or work scope.  The parties shall promptly amend the relevant Attachment to the Agreement to incorporate any agreed changes and provide a copy of the same to the Designee.

12.2         IBM shall give Apple prior notice of engineering changes affecting the form, fit or function of a Product as set forth in the above-described JEDEC standard in accordance with the terms and conditions of the Agreement.  IBM will, thereafter, provide Designees with written notice of any such engineering change.

13.0         EXPORT AND OTHER LAWS, REGULATIONS AND ORDINANCES

13.1         The Designee will comply, at its own expense, with all applicable United States (federal, state and local), European Union, and other country or country group laws, regulations and ordinances, and shall procure all licenses and permits, and shall comply with all relevant export

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

license terms, conditions and provisos regardless of to whom (which party under the Agreement) the license was issued, and pay all fees and other charges required thereby.  Such laws, regulations and ordinances include the regulations of the U.S. Government relating to export and re-export. Regardless of any disclosure made to IBM of an ultimate destination of any Products or related technical data, or any system incorporating them, the Designee will not export, either directly or indirectly, any Product or related technical data, or system incorporating them without first obtaining required licenses or permits from all relevant government agencies or departments. IBM will provide Designees with information regarding any standard Products as reasonably required to assist Designees in obtaining such documents and approvals.

13.2         Designees will keep suitable records to show compliance with this Section 13. At the request of either party and pursuant to a request by a responsible government agency, the Designee will demonstrate to the requesting party that it has fully complied with the terms and conditions of this Section.

13.3         Whenever IBM secures an export license for a Product, IBM will be the exporter of record for all exports of such Product, and Designees will utilize an IBM-approved (such approval not to be unreasonably withheld) freight forwarder for shipment of the Product to the agreed-upon destination point.

13.4         Whenever IBM arranges for export or import of custom Products, with respect to all relevant governmental and administrative authorities, including the United States and European Union, Designees: (i) agree to cooperate in providing all information necessary to determine all relevant export authorizations and to export and import the Products and technical data, including as applicable the Export Classification Control Number (ECCN) and subheadings, and (ii) agree to assist with obtaining any required licenses and authorizations for export and import of Products and technical data and with making any required filings.

14.0         GENERAL

14.1         The Agreement is not intended to and does not benefit Designees.

14.2         No Designee has the power, and will not hold itself out as having the power, to act for or in the name of or to bind any party to the Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Exhibit 3: Apple Forecast Template

	Oct-02	Nov-02	Dec-02	FQ1(CQ4’02)	Jan-03	Feb-03	Mar-03
Pro-Desktop
PN1 (part # or description)				0
PN2 (part # or description)				0
PN3 (part # or description)				0
PN4 (part # or description)				0
PN5 (part # or description)				0
PN6 (part # or description)				0
	0	0	0	0	0	0	0
Consumer-Desktop
PN1 (part # or description)				0
PN2 (part # or description)				0
PN3 (part # or description)				0
PN4 (part # or description)				0
PN5 (part # or description)				0
PN6 (part # or description)				0
	0	0	0	0	0	0	0
Server
PN1 (part # or description)				0
PN2 (part # or description)				0
PN3 (part # or description)				0
PN4 (part # or description)				0
PN5 (part # or description)				0
PN6 (part # or description)				0
	0	0	0	0	0	0	0
Pro-Portable
PN1 (part # or description)				0
PN2 (part # or description)				0
PN3 (part # or description)				0
PN4 (part # or description)				0
PN5 (part # or description)				0
PN6 (part # or description)				0
	0	0	0	0	0	0	0
Consumer-Portable
PN1 (part # or description)				0
PN2 (part # or description)				0
PN3 (part # or description)				0
PN4 (part # or description)				0
PN5 (part # or description)				0
PN6 (part # or description)				0
	0	0	0	0	0	0	0
U3
* Demand	0			0
U3 Lite
* Demand				0

Exhibit 3: Apple Forecast Template (continued)

	FQ2(CQ1’03)	Apr-03	May-03	Jun-03	FQ3(CQ2’03)	Jul-03	Aug-03
Pro-Desktop
PN1 (part # or description)	0				0
PN2 (part # or description)	0				0
PN3 (part # or description)	0				0
PN4 (part # or description)	0				0
PN5 (part # or description)	0				0
PN6 (part # or description)	0				0
	0	0	0	0	0	0	0
Consumer-Desktop
PN1 (part # or description)	0				0
PN2 (part # or description)	0				0
PN3 (part # or description)	0				0
PN4 (part # or description)	0				0
PN5 (part # or description)	0				0
PN6 (part # or description)	0				0
	0	0	0	0	0	0	0
Server
PN1 (part # or description)	0				0
PN2 (part # or description)	0				0
PN3 (part # or description)	0				0
PN4 (part # or description)	0				0
PN5 (part # or description)	0				0
PN6 (part # or description)	0				0
	0	0	0	0	0	0	0
Pro-Portable
PN1 (part # or description)	0				0
PN2 (part # or description)	0				0
PN3 (part # or description)	0				0
PN4 (part # or description)	0				0
PN5 (part # or description)	0				0
PN6 (part # or description)	0				0
	0	0	0	0	0	0	0
Consumer-Portable
PN1 (part # or description)	0				0
PN2 (part # or description)	0				0
PN3 (part # or description)	0				0
PN4 (part # or description)	0				0
PN5 (part # or description)	0				0
PN6 (part # or description)	0				0
	0	0	0	0	0	0	0
U3
* Demand	0				0
U3 Lite
* Demand	0				0

Exhibit 3: Apple Forecast Template (continued)

	Sep-03	FQ4(CQ3’03)	Oct-03	Nov-03	Dec-03	FQ1(CQ4’03)	Jan-04
Pro-Desktop
PN1 (part # or description)		0				0
PN2 (part # or description)		0				0
PN3 (part # or description)		0				0
PN4 (part # or description)		0				0
PN5 (part # or description)		0				0
PN6 (part # or description)		0				0
	0	0	0	0	0	0	0
Consumer-Desktop
PN1 (part # or description)		0				0
PN2 (part # or description)		0				0
PN3 (part # or description)		0				0
PN4 (part # or description)		0				0
PN5 (part # or description)		0				0
PN6 (part # or description)		0				0
	0	0	0	0	0	0	0
Server
PN1 (part # or description)		0				0
PN2 (part # or description)		0				0
PN3 (part # or description)		0				0
PN4 (part # or description)		0				0
PN5 (part # or description)		0				0
PN6 (part # or description)		0				0
	0	0	0	0	0	0	0
Pro-Portable
PN1 (part # or description)		0				0
PN2 (part # or description)		0				0
PN3 (part # or description)		0				0
PN4 (part # or description)		0				0
PN5 (part # or description)		0				0
PN6 (part # or description)		0				0
	0	0	0	0	0	0	0
Consumer-Portable
PN1 (part # or description)		0				0
PN2 (part # or description)		0				0
PN3 (part # or description)		0				0
PN4 (part # or description)		0				0
PN5 (part # or description)		0				0
PN6 (part # or description)		0				0
	0	0	0	0	0	0	0
U3
* Demand		0				0
U3 Lite
* Demand		0				0

Exhibit 3: Apple Forecast Template (continued)

	Feb-04	Mar-04	FQ2(CQ1’04)	Apr-04	May-04	Jun-04	FQ3(CQ2’04)
Pro-Desktop
PN1 (part # or description)			0				0
PN2 (part # or description)			0				0
PN3 (part # or description)			0				0
PN4 (part # or description)			0				0
PN5 (part # or description)			0				0
PN6 (part # or description)			0				0
	0	0	0	0	0	0	0
Consumer-Desktop
PN1 (part # or description)			0				0
PN2 (part # or description)			0				0
PN3 (part # or description)			0				0
PN4 (part # or description)			0				0
PN5 (part # or description)			0				0
PN6 (part # or description)			0				0
	0	0	0	0	0	0	0
Server
PN1 (part # or description)			0				0
PN2 (part # or description)			0				0
PN3 (part # or description)			0				0
PN4 (part # or description)			0				0
PN5 (part # or description)			0				0
PN6 (part # or description)			0				0
	0	0	0	0	0	0	0
Pro-Portable
PN1 (part # or description)			0				0
PN2 (part # or description)			0				0
PN3 (part # or description)			0				0
PN4 (part # or description)			0				0
PN5 (part # or description)			0				0
PN6 (part # or description)			0				0
	0	0	0	0	0	0	0
Consumer-Portable
PN1 (part # or description)			0				0
PN2 (part # or description)			0				0
PN3 (part # or description)			0				0
PN4 (part # or description)			0				0
PN5 (part # or description)			0				0
PN6 (part # or description)			0				0
	0	0	0	0	0	0	0
U3
* Demand			0				0
U3 Lite
* Demand			0				0

Exhibit 4: [**]

[**] = information redacted pursuant to a confidential treatment request.

Such omitted information has been filed separately with the Securities and Exchange Commission.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT 5

DEFINITIONS AND PRICING FOR EXHIBIT 4 PRODUCTS

1.             DEFINITIONS

Whenever used in this Exhibit or in Exhibit 4, the following terms will mean:

1.1                                 [**]

1.2                                 [**]

1.3                                 [**]

1.4                                 [**]

1.5                                 [**]

1.6                                 [**]

1.7                                 [**]

1.8                                 “Performance Milestone” means the date by which IBM must make available a Product meeting the requirements specified in Exhibit 4, including: [**].

1.9                                 [**]

1.10                           [**]

1.11                           [**]

1.12                           [**]

1.13                           [**]

1.14                           [**]

1.15                           [**]

2.                                       MICROPROCESSOR PRICING

2.1                                 Purchase Price.  The purchase price, in U.S. Dollars (“USD”), for those microprocessor Products set forth in Exhibit 4 and purchased by Authorized Purchasers or Designees beginning October 21, 2002 and throughout the period covered by this Agreement will be as follows:

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

2.1.1        [**]

2.1.2        [**]

2.2           [**]

3.             NORTHBRIDGE PRICING

3.1           [**]

3.1.1        [**]

3.1.2        [**]

4.             SOUTHBRIDGE PRICING

4.1           [**]

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

PowerPC Product Attachment No. 1

To Custom Sales Agreement No. 000451

Attachments are governed by the terms and conditions of the Base Agreement.  No additional signature shall be required on Product Exhibit 1 to this Attachment No. 1 for it to become effective.  Subsequent Product Exhibits to this Attachment must be signed by the parties to become effective.

1.0          Term

The term of this Attachment is coextensive with the term of the Base Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Product Exhibit 1 to PowerPC Product Attachment No. 1

To Agreement No. 000451

Current IBM’s Part Numbers, Apple’s Part Numbers, Minimum Order Quantities (“MOQ”), Shipment Pack Quantities (“SPQ”), minimum amounts of time between receipt of Purchase Order and Scheduled Shipment Dates (“Purchase Order Lead Time”).

Prices for Product are set forth in Exhibit 5 to the Base Agreement.

The Products set forth in this Product Exhibit 1 to PowerPC Product Attachment No. 1 are standard Products.

Effective Date:      October 21, 2002

Products	IBM’s P/N	Apple’s P/N	MOQ *	SPQ *	Purchase Order Lead Time
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

* IBM will consider Apple requests for alternative MOQ and SPQ quantities under special circumstances such as the discontinuance of the manufacture of a Product pursuant to Section 3.5 of the Base Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

ASIC Product Attachment No. 2

To Custom Sales Agreement No. 000451

Attachments are governed by the terms and conditions of the Base Agreement.  No additional signature shall be required on Product Exhibit 1 to this Attachment No. 2 for it to become effective.  Subsequent Product Exhibits to this Attachment must be signed by the parties to become effective.

The parties recognize and agree that the development of the ASIC Products set forth in Product Exhibits to this Attachment is governed and controlled by the ASIC Development Agreement, Agreement No. 000798, last signed by the parties on September 26, 2001.

1.0          Term

The term of this Attachment is coextensive with the term of the Base Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.

Product Exhibit 1 to ASIC Product Attachment No. 2

to Agreement No. 000451

U3 ASIC / Northbridge

1.0  Product Name and Description

Product Type:	ASIC
Apple’s Product Name:	[**]
Process Technology:	[**]
Chip Image Description:	[**]
Package Description:	[**]

The Product set forth in this Product Exhibit 1 to ASIC Product Attachment No. 2 is a custom Product.

2.0          Purchase Order Lead Times:  (includes purchase order approval and manufacturing lead time):

Production:               [**]

3.0          Pricing

Product unit pricing:   Set forth in Exhibit 5 to the Base Agreement.

4.0          Minimum Order Quantities / Minimum Ship Pack Quantities:

The following Minimum Order Quantities (MOQ) and  Minimum Ship Pack Quantities (SPQ) shall apply to all Purchase Orders for Product.  Purchase Orders must be placed in increments of the MOQ and SPQ.

Product	MOQ*	SPQ**
[**]	[**]	[**]

* units per order

** units per shipment

IBM will consider Apple requests for alternative MOQ and SPQ quantities under special circumstances such as the discontinuance of the manufacture of a Product pursuant to Section 3.5 of the Base Agreement.

[**] = information redacted pursuant to a confidential treatment request.  Such omitted information has been filed separately with the Securities and Exchange Commission.